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                                     EXHIBIT 11.1

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                                     EXHIBIT 11.1


                                  INPUT/OUTPUT, INC.
                          COMPUTATION OF EARNINGS PER SHARE

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

                                                                                         May 31,
                                                                               --------------------------
                                                                                  1996           1995
                                                                              -----------    -----------
Weighted average number of common shares outstanding                           39,631,464     36,042,560

Dilutive effect of stock options                                                1,493,822      1,338,898
                                                                              -----------    -----------

Weighted average number of common and common equivalent shares outstanding     41,125,286     37,381,458

Net earnings                                                                  $38,677,000    $24,500,000

Earnings per common share - primary                                           $      0.94    $      0.66
                                                                              -----------    -----------
                                                                              -----------    -----------


Weighted average number of common shares outstanding                           39,631,464     36,042,560

Dilutive effect of stock options                                                1,622,075      1,353,446
                                                                              -----------    -----------

Weighted average number of common and common equivalent shares outstanding     41,253,539     37,396,006

Net earnings                                                                  $38,677,000    $24,500,000

Earnings per common share - fully diluted                                     $      0.94    $      0.66
                                                                              -----------    -----------
                                                                              -----------    -----------

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